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                             VOID AFTER      , 2005


                                                                      WARRANTS
                       REDEEMABLE WARRANT CERTIFICATE TO
                        PURCHASE SHARES OF COMMON STOCK


No. W

                                LIQUOR.COM, INC.


THIS CERTIFIES THAT, FOR VALUE RECEIVED                      CUSIP 536343 11 4



or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock of Liquor.com, Inc., a Delaware corporation (the "Company"), at any time
between       , 2001 (the "Initial Warrant Exercise Date") and the Expiration
Date (as hereinafter defined) upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Continental Stock Transfer & Trust Company, as Warrant Agent, or its successor (the "Warrant Agent") accompanied by payment of $13.80 subject to adjustment (the "Purchase Price"), in lawful money of the United States of America in cash or by check made payable to the Warrant Agent for the account of the Company.

        This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"),
dated          , 2000, between the Company and the Warrant Agent.

        In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price and the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

        Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional interests will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

        The term "Expiration Date" shall mean 5:30 p.m. (New York time) on the date which is forty-eight (48) months after the Initial Warrant Exercise Date. If each such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the term "Expiration Date" shall mean 5:30 p.m. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

        The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to such securities is effective or an exemption thereunder is available. The Company has covenanted and agreed that it will file a registration statement under the Federal securities laws, use its best efforts to cause the same to become effective, use its best efforts to keep such registration statement current, if required under the Act, while any of the Warrants are outstanding, and deliver a prospectus which complies with Section 10(a)(3) of the Act to the Registered Holder exercising this Warrant. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

        IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.


Dated                                                    LIQUOR.COM, INC.


       By               [CORPORATE SEAL
                        LIQUOR.COM, INC.]



/s/ Scott B. Clark                                    /s/ Barry L. Grieff
SECRETARY                                             Chief Executive Officer



COUNTERSIGNED:

                  CONTINENTAL STOCK TRANSFER & TRUST COMPANY
                                 (JERSEY CITY, NJ)    AS WARRANT AGENT


BY

AUTHORIZED OFFICER

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
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                AMERICAN BANK NOTE COMPANY                    PRODUCTION COORDINATOR: LISA MARTIN: 215-764-8625
               55TH STREET AND SANSOM STREET                                PROOF OF JUNE 19, 2000
                  PHILADELPHIA, PA 19139                                      LIQUOR.COM, INC.
                      (215) 764-8600                                            H 66668 FACE 2
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              SALES:  R. JOHNS: 212-269-0339 X-13             OPERATOR:                                    eg/JW/eg
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              /NET/BANKNOTE/HOME 14/LIQUOR/H66668                                   REV. 2
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        This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designed by such Registered
Holder at the time of such surrender. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incident thereto, the registration of transfer of this Warrant Certificate at such office, a new
Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

        Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any right of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

        Subject to the provisions of the Warrant Agreement, this Warrant may be redeemed at the option of the Company, at a redemption price of $0.10 per
Warrant, at any time commencing after       , 2001, provided that the closing
bid price for the Common Stock shall have equaled or exceeded $    per share
for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the Notice of Redemption, as defined below (subject to adjustment in the event of any stock splits or other similar events). Notice of redemption (the "Notice of Redemption") shall be given not later than the thirtieth day before the date fixed for redemption, all as provided in the Warrant registration of transfer of this Warrant Certificate Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Warrants except to receive the $.10 per Warrant surrender of this Warrant Certificate.

        Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be effected by any notice to the contrary, except as provided in the Warrant Agreement.

        This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without giving effect to conflicts of laws.

        This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

        KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.


                              SUBSCRIPTION FORM
    To Be Executed by the Registered Holder in Order to Exercise Warrant


        The undersigned Registered Holder hereby irrevocably elects to exercise ________________ Warrants represented by this Warrant Certificate and to purchase the securities issuable upon the exercise of such Warrants and requests that certificates for such securities shall be issued in the name of:

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PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
and be delivered to                                     ----------------------

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and if such number of Warrants shall not be all the Warrants evidenced by the
Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in this name of and delivered to, the Registered
Holder at the address stated below

Dated
      --------------------------    X ----------------------------------------

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                                                   (Address)
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                                   ASSIGNMENT
      To Be Executed by the Registered Holder in Order to Assign Warrants

FOR VALUE RECEIVED_____________________hereby sells, assigns and transfers unto

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PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER ____________________
of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints

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to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises

Dated
      -------------------------     X ----------------------------------------
                                    Signature Guaranteed:

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THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO
THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.